Fifth Third Bancorp 4Q19 Earnings Presentation January 22, 2020 Refer to earnings release dated January 22, 2020 for further information. Exhibit 99.2

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) replacement of LIBOR; (24) weakness in the national or local economies; (25) global political and economic uncertainty or negative actions; (26) changes in interest rates; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings by governmental authorities; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) changing retail distribution strategies, customer preferences and behavior; (34) risks relating to Fifth Third’s ability to realize the anticipated benefits of the merger with MB Financial, Inc.; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events or other natural disasters; and (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 4Q19 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, the Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Strategic priorities 1 2 Maintain credit, expense and capital discipline Invest to drive organic growth and profitability 3 Expand market share in key geographies 4 Leverage technology capabilities to accelerate digital transformation

4Q19 highlights

- Record full year net income of $2.5 billion
- Net interest income, NIM, noninterest income, and expense performance all in-line with or better than prior guidance
- Effectively managed interest-bearing core deposit costs better than prior guidance, while continuing to grow core deposits
- Generated record capital markets revenue
- Remain on-track to achieve MB expense savings by the end of 1Q20 ($255 million pre-tax)
- Generated $345 million pre-tax gain in 4Q19 from Worldpay tax receivable agreement (TRA)
- Several credit metrics impacted by conversion to national charter; excluding conversion, total NCO ratio up 1 bp from 3Q19 with consumer NCO ratio flat from 3Q19

	Reported[1]	Adjusted[1]
ROA	1.72%	1.25%
ROE	14.2%	10.1%
ROTCE	18.7%	14.8% *excl. AOCI*
NIM	3.27%	3.22% *excl. PAA*
Efficiency ratio	51.2%	57.3% *excl. PAA & CDI*

	Unfavorable Impact from charter conversion
• NCO ratio: 0.41%	*4 bps*
• NPA ratio: 0.62%	*10 bps*

[1]Reported ROTCE, NIM, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 23 and 24 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release

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Commercial Balance sheet Securities1 and short-term investments Loan & lease balances Core deposit balances Securities1 Short-term investments Commercial Consumer Total IB core deposit rate Note: Totals shown above may not foot due to rounding 1Available-for-sale debt and other securities at amortized cost; previous disclosures included available-for-sale equity securities which are disclosed separately in the financial results; See forward looking statements on page 2 Consumer Total loan yield Taxable securities yield Total average balance; $ billions FY20 Total loans & leases: Up ~4% 1Q20 Total loans & leases: Relatively stable from 4Q19 Current outlook (average balances, incl. HFS) Loan & lease balances exclude HFS

Net interest income[1]



Total net interest income; $ millions
$1,085
$1,085
3.29%
$1,246
$1,218
3.25%
$1,232
$1,214
3.22%
4Q18
3Q19
4Q19
NII
Adjusted NII (excl. PAA)
Adjusted NIM (excl. PAA)

4Q19 vs. 4Q18

- Adjusted NII[1] up $129 million, or 12%; Adjusted NIM[1] down 7 bps
- Primary drivers:
  - Increase in interest-earning assets including the impact from MB Financial
  - Partially offset by the declining rate environment

4Q19 vs. 3Q19

- Adjusted NII[1] down $4 million; Adjusted NIM[1] down 3 bps
- Primary drivers:
  - Lower short-term market rates
  - Partially offset by growth in the indirect secured consumer portfolio and the favorable impact of previously executed cash flow hedges

Current outlook *(excludes purchase accounting accretion)*

- **FY20:** NII up ~2% from FY 2019 (of $4.749 billion); NIM of ~3.25% (assumes no Fed rate movements)
- **1Q20:** NII down ~2% from adjusted 4Q19 (of $1.214 billion); NIM up 1-2 bps from adjusted 4Q19 (of 3.22%)

[1]Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 23 and 24 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2

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Adjusted noninterest income (excl. securities (gains)/losses)1 Noninterest income 4Q19 vs. 4Q18 Current outlook 4Q19 vs. 3Q19 Adjusted noninterest income1 down $22 million, or 3% (down $17 million, or 2%, including securities gains) Primary drivers: Mortgage banking revenue (down 23%) Corporate banking revenue (down 9%) Partially offset by service charges on deposits (up 4%) 1Non-GAAP measure: see reconciliation on pages 23 and 24 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2 Total noninterest income; $ millions FY20: Up ~8% from adjusted FY19 (of $2.711 billion) 1Q20: Down ~3% from adjusted 4Q19 (of $724 million) Noninterest income Adjusted noninterest income1 up $124 million, or 21%, including the impact of MB Financial Primary drivers: Corporate banking revenue (up 18%) Mortgage banking revenue (up 35%) Wealth and asset management revenue (up 18%)

Adjusted noninterest expense (excl. intangible amortization) 1 Noninterest expense 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Adjusted noninterest expense1 flat Primary drivers: Compensation and benefits (up 1%) Continued benefits from the MB Financial expense synergies FY20: Up 2-3% from adjusted FY19 (of $4.372 billion); includes 1% impact from unique one-time changes 1Q20: Up ~5% from adjusted 4Q19 (of $1.117 billion); down ~1% excluding seasonal employee expense impact Total noninterest expense; $ millions Current outlook (excluding merger-related and CDI expenses) Adjusted noninterest expense1 up $170 million, or 18%, reflecting the impact of MB Financial Primary drivers: Compensation and benefits (up 14%) Technology investments (up 36%) Operating lease expense (offset in noninterest income) Noninterest expense 1Excluding intangible amortization is a non-GAAP measure: see reconciliation on pages 23 and 24 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2 Intend to achieve full year 2020 positive operating leverage on an adjusted basis, even under less favorable economic conditions

Credit quality overview 1Excludes HFS loans; 2Commercial criticized assets as a percentage of total commercial loans excluding HFS NPA ratio of 0.62% included a 10 bps unfavorable impact due to the accounting policy changes related to the OCC conversion NCOs of 0.41% included a 4 bps unfavorable impact due to the accounting policy change related to the OCC conversion ALLL as a percent of portfolio loans and leases of 1.10%, up 6 bps compared to the prior quarter primarily due to specific allowances on two commercial loans and an increase from the credit card portfolio Nonperforming assets1 (NPAs) Net charge-offs (NCOs) +10 bps impact from accounting policy change Commercial loans represent ~64% of total loan mix Consumer loans represent ~36% of total loan mix

Strong capital position

Common Equity Tier 1 ratio (Basel III)[1]


10.2%
9.6%
9.7%
4Q18
3Q19
4Q19

Tangible Book Value per Share[2]


$19.17
$21.06
$21.13
4Q18
3Q19
4Q19

- CET1 ratio of 9.7%, down ~49 bps compared to the year-ago quarter, and up 19 bps compared to the prior quarter
- Returned approximately 95% of earnings to shareholders through dividends and repurchase ($300 million in share repurchases, which decreased common shares outstanding by ~10 million shares)
- Approximately $600 million remaining under CCAR 2019 authorization

Upcoming preferred dividend schedule
existing preferred dividends

$s in millions	1Q20	2Q20	3Q20	4Q20
Series H	-	~$15	-	~$15
Series I	~$7	~$7	~$7	~$7
Series J[1]	~$4	~$4	~$4	~$4
Series K	~$3	~$3	~$3	~$3
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$17**	**~$33**	**~$17**	**~$33**

[1]Series J has converted to floating (3ML + 3.129%) and quarterly payments.

[1]Current period regulatory capital ratio is estimated
[2]Tangible book value per share is a non-GAAP measure; see reconciliation and the use of non-GAAP measures on pages 27-29 of the earnings release

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Current Outlook

	Full year 2020	Comments
Loans & leases *(average balances, incl. HFS)*	**up ~4% from FY19**	• Growth in commercial and consumer
NII (FTE)[1] *(excluding PAA)*	**up ~2% from FY19** *(FY19 baseline: $4.749BN)*	
NIM (FTE)[1] *(excluding PAA)*	**~3.25%** *(FY19 baseline: 3.27%)*	• Assumes no Fed rate moves
Noninterest income *(excl. merger-related items)*	**up ~8% from FY19** *(FY19 baseline: $2.711BN)*	
Noninterest expense *(excl. merger-related and CDI expenses)*	**up 2-3% from FY19** *(FY19 baseline: $4.372N)*	• Includes 1% impact from unique one-time changes
Net charge-off ratio	**35 to 40 bps range**	• Losses remain near historically low levels from 2019; may fluctuate quarter-to-quarter given low absolute levels
Effective tax rate	**~22%**	

	1Q20	Comments
Loans & leases *(average balances, incl. HFS)*	**relatively stable from 4Q19**	• Recent trends expected to continue
NII (FTE)[1] *(excluding PAA)*	**down ~2% from 4Q19** *(4Q19 baseline: $1.214BN)*	• Impacted by day count and some seasonality in securities portfolio and Commercial DDAs
NIM (FTE)[1] *(excluding PAA)*	**up 1-2 bps from 4Q19** *(4Q19 baseline: 3.22%)*	• Reflects increased benefits from previously executed hedges
Noninterest income *(excl. merger-related items)*	**down ~3% from 4Q19** *(4Q19 baseline: $724MM)*	• Seasonal impacts and subdued mortgage revenue
Noninterest expense *(excl. merger-related and CDI expenses)*	**up ~5% from 4Q19** *(4Q19 baseline: $1.117BN)*	• Down ~1% excl. ~$70M seasonal employee expense impact

Outlook as of January 22, 2020; please see cautionary statement on page 2

[1]Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release.

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Strategic priorities Focused on top quartile through-the-cycle performance to create long-term shareholder value 1 3 2 4 Leverage technology capabilities to accelerate digital transformation Maintain credit, expense and capital discipline Expand market share in key geographies Invest to drive organic growth and profitability

Appendix

Successful monetization of TRA transaction

4Q19 TRA update

- Reached agreement with FIS ("TRA transaction") to terminate and settle $720MM of gross cash flows over 15+ years for periodic payments, totaling $366MM, over the next 4 years[1]
- Transaction results in a $345MM pre-tax gain recognized in the fourth quarter of 2019

Over $7BN of shareholder value

$ Millions; pre-tax



2009 - 2019
2020+
$4,893
$833
$812
$561
$195
Gain on sale of shares
TRA recognized gains2, 3
Gain on warrants
Equity earnings & other4
TRA gains to be recognized5,6

Estimated potential GAAP income recognition[6]

$ Millions; pre-tax



Remaining TRA Agreement5
TRA Transaction2
$345
$2
$2
$2
$75
$73
$2
Includes deferred 2019 benefit6,7
$2
$2
$2
$45
$44
$1
$2
$1
$1
$46
$45
$1
$1
$1
$22
$11
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

Expected TRA related cash flows[6]

$ Millions; pre-tax



Remaining TRA Agreement5
TRA Transaction2
$10
$10
$10
$84
$73
$11
Includes deferred 2019 benefit6,7
$44
$44
$46
$46
$47
$93
$45
$47
$34
$34
$35
$57
$22
$35
$11
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

[1]Options can either be executed by FIS or Fifth Third and generate payments to Fifth Third; [2]Projections assume put/call options are exercised for each 1 year option (3 options - 2020, 2021, & 2023); [3]Balance excludes NII accretion of TRA receivables; [4]Equity earnings, net of intangible amortization, represent ~$502M; "other" represents ~$58M and includes various other sources of revenue; [5]Assumes FIS will have sufficient taxable income to utilize TRA related deductions and have a marginal tax rate of 25%; [6]See forward-looking statements on page 2; [7]Management assumes the deferred 2019 TRA payment will be recognized in 2020 with cash to be received in 2021.

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Expected impacts of MB purchase accounting1 1Q20 ($ in millions) Reflects purchase accounting impacts exclusively related to the MB Financial acquisition Projected purchase accounting accretion from the non-PCI loan portfolio represents scheduled amortization, and does not include impact of any accelerated payoffs $38 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1See forward-looking statements on page 2 of this presentation.

Proactive balance sheet management

Best YoY NIM performance compared to peers, and 2020 outlook calling for relative NIM stability

Change in adjusted NIM 3Q18-3Q19 (bps)


2
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
(3)
(8)
(8)
(9)
(10)
(10)
(13)
(13)
(14)
(15)
(21)
4Q19 adjusted NIM down only 3 bps relative to 3Q19
Expect FY2020 NIM of ~3.25% (down only 2 bps from 2019)

Focused on proactively managing deposit costs and growing core deposits while de-emphasizing CD portfolio

Deposit balances ($ in billions); totals shown below may not foot due to rounding


$118.5
$5.7
$112.8
1.03%
2Q19
$120.4
$5.8
$114.5
1.01%
3Q19
$121.8
$5.5
$116.3
0.82%
4Q19
+~2%
+~2%
Strong growth in transaction deposits while substantially lowering deposit costs
Transaction Deposits
CDs
IB Core Deposit costs

Hedge portfolio to provide protection against lower rates for another 5 years even without adding additional hedges

Cash flow hedges ($ in billions)


$6
$1
$7
$3
$10
$1
$11
$8B swaps @ ~3.02% receive fixed rate
$3B floors @ 2.25% 1 month LIBOR strike
$11
$10
$10
$10
$6
$6
$5
$4
$1
2Q19
3Q19
4Q19
1Q20
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
Swaps
Floors

[1]Non-GAAP measures: see reconciliation on pages 23 and 24 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2 regarding forward-looking non-GAAP measure and forward-looking statements

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Efficiency ratio trend1 Pre-provision net revenue1 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Adjusted PPNR down $21 million, or 2% Decline driven by decreased NII and noninterest income, primarily due to lower mortgage banking and corporate banking revenue Decline partially offset by decrease in noninterest expense from MB Financial expense synergies 1PPNR, Adjusted PPNR, efficiency ratio and adjusted efficiency ratio are non-GAAP measures: see reconciliation on pages 23 and 24 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release See forward-looking statements on page 2 Pre-provision net revenue; $ millions Adjusted PPNR up $104 million, or 14%, including the impact of MB Financial Growth driven by increased NII and noninterest income, reflecting contributions from corporate banking revenue, mortgage banking revenue, and wealth and asset management revenue Growth partially offset by increased compensation and benefits expense and continued investments in technology

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$2,150
$3,150
$1,500
$2,250
$4,137
2020
2021
2022
2023
2024
2025 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Heavily core funded

As of 12/31/2019



Long-term debt 9%
Demand 21%
Equity 13%
Other liabilities 3%
Short term borrowings 1%
Non-core deposits 2%
Foreign Office <1%
Consumer time 3%
Savings/ MMDA 24%
Interest checking 24%

Holding company:

- Holding Company cash as of December 31, 2019: $4.1B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~26 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company issued $750MM of five-year senior notes in 4Q19

Bank entity:

- The Bank did not issue any long-term debt in 4Q19
- Available and contingent borrowing capacity (4Q19):
  - FHLB ~$12.1B available, ~$12.2B total
  - Federal Reserve ~$36.2B

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Balance sheet positioning

Commercial loans[1,2,3]

$18.8B fixed | $51.3B variable [1,2,3]

- 1ML based: 60%[6]
- 3ML based: 6%[6]
- Prime based: 6%[6]
- Other based: ~1%[6,9]
- Weighted avg. life: 1.4 years



73%
15%
7%
5%

C&I	25% Fix | 75% Variable
Coml. mortgage	23% Fix | 77% Variable
Coml. construction	0% Fix | 100% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$30.5B fixed | $10.4B variable [1]

- 1ML based: 1%[7]
- 12ML based: 2%[7]
- Prime based: 19%[7]
- Weighted avg. life: 3.0 years



44%
28%
15%
6%
7%

Resi mtg.& construction	88% Fix | 12% Variable
Auto/Indirect	100% Fix | 0% Variable
Home equity	10% Fix | 90% Variable
Credit card	23% Fix | 77% Variable
Other	67% Fix | 33% Variable

Investment portfolio

- 64% allocation to bullet/ locked-out cash flow securities
- Yield: 3.27%
- Effective duration of 5.1[5]
- Net unrealized pre-tax gain: $1.1B
- 99% AFS



31%
51%
18%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	76% Fix | 24% Variable

Long-term debt[4]

$11.0B fix | $4.0B variable [4]

- 1ML based: 9%[8]
- 3ML based: 18%[8]
- Weighted avg. life: 4.13 years



70%
20%
8%
2%

Senior debt	70% Fix | 30% Variable
Sub debt	76% Fix | 24% Variable
Auto securiz. proceeds	96% Fix | 4% Variable
Other	82% Fix | 18% Variable

- **Information above incorporates ~$13BN in receive fixed swaps and rate floors effective as of 12/31/19**
- **In addition, $1BN in 5 year swaps with a 3.20% receive fixed rate against 1 month LIBOR is not reflected in information above (effective on 1/2/20)**

Data as of 12/31/19; [1]Includes HFS Loans & Leases; [2]Fifth Third had $7.0B of variable loans classified as fixed given the 1ML receive-fix swaps outstanding against C&I loans; [3]Excludes forward starting swaps; [4]Fifth Third had $1.45B 3ML receive-fix swaps and $1.25B 1ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [5]Effective duration of the taxable available for sale portfolio; [6]As a percent of total commercial; [7]As a percent of total consumer; [8]As a percent of total long-term debt; [9]Includes 12ML, 6ML, and Fed Funds based loans

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Interest rate risk management Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity with deposit beta changes Estimated NII sensitivity with demand deposit balance changes 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve, Note: data as of 12/31/19; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. NII is modestly asset sensitive over the next 12-24 months to rising rates. As of December 31, 2019, 56% of loans were variable rate net of existing swaps (73% of commercial; 25% of consumer) Investment portfolio effective duration of 5.11 Short-term borrowings represent approximately 6% of total wholesale funding, or 1% of total funding Approximately $12 billion in non-core funding matures beyond one year Interest rate sensitivity tables leverage the following deposit assumptions: Beta on all interest-bearing deposit and sweep balances: 71% up and 41% down2 No modeled re-pricing lag on deposits Utilizes forecasted balance sheet with $750MM DDA runoff and growth (per 100 bps rate movement) assumed in up rate and down rate scenarios, respectively Weighted interest-bearing deposit floor of 9 bps

NPL rollforward1 1Loan balances exclude nonaccrual loans HFS Commercial Consumer Total NPL $ millions $ millions $ millions

Balance and credit loss trends1 Commercial & industrial Residential mortgage Commercial mortgage Home equity Indirect secured consumer loans Average Portfolio Balance NCOs as a % of average portfolio loans 1All balances are in billions 4Q18 4Q19 1Q19 2Q19 3Q19 Commercial construction NCOs as a % of average portfolio loans ex. acct policy change

Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	December 2019	September 2019	June 2019	March 2019	December 2018
Net income attributable to Bancorp (U.S. GAAP) (a)	$734	$549	$453	$775	$455
Net income attributable to Bancorp (U.S. GAAP) (annualized) (b)	$2,912	$2,178	$1,817	$3,143	$1,805
Net income available to common shareholders (U.S. GAAP) (c)	$701	$530	$427	$760	$432
Add: Intangible amortization, net of tax	11	11	11	2	1
Tangible net income available to common shareholders (d)	$712	$541	$438	$762	$433
Tangible net income available to common shareholders (annualized) (e)	$2,825	$2,146	$1,757	$3,090	$1,718
Net income available to common shareholders (annualized) (f)	$2,781	$2,103	$1,713	$3,082	$1,714
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$21,304	$21,087	$20,135	$17,025	$15,794
Less: **Average preferred stock (h)**	(1,770)	(1,445)	(1,331)	(1,331)	(1,331)
Average goodwill	(4,260)	(4,286)	(4,301)	(2,682)	(2,468)
Average intangible assets and other servicing rights	(194)	(208)	(215)	(58)	(32)
Average tangible common equity (i)	$15,080	$15,148	$14,288	$12,954	$11,963
Less: average accumulated other comprehensive income ("AOCI")	(1,416)	(1,444)	(619)	-	719
Average tangible common equity, excluding AOCI (j)	$13,664	$13,704	$13,669	$12,954	$12,682
Adjustments (pre-tax items)					
Valuation of Visa total return swap	44	11	22	31	(7)
Gain from GreenSky IPO	-	-	-	-	-
GreenSky securities losses (gains)	-	-	-	(9)	21
Provision impact from conversion to a national charter	9	-	-	-	-
Merger-related expense	9	28	109	76	27
Contribution for Fifth Third Foundation	20	-	-	-	-
Merger-related branch network impairment charge	-	-	-	13	-
Gain on sale of Vantiv/Worldpay shares	(345)	-	-	(562)	-
Adjustments - after-tax (k)	(202)	$30	$101	(341)	$32
Adjustments - tax-related					
Acquisition impact on state deferred taxes	-	-	-	9	-
Adjustments - tax-related (l)	-	-	-	9	-
Adjusted net income attributable to Bancorp [(a) + (k) + (l)]	$532	$579	$554	$443	$487
Adjusted net income attributable to Bancorp (annualized) (m)	$2,111	$2,297	$2,222	$1,797	$1,932
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$499	$560	$528	$428	$464
Adjusted net income available to common shareholders (annualized) (n)	$1,980	$2,222	$2,118	$1,736	$1,841
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	$510	$571	$539	$430	$465
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,023	$2,265	$2,162	$1,744	$1,845
Average assets (p)	$169,327	$169,585	$167,578	$148,968	$144,185
Metrics:					
Return on assets (b) / (p)	1.72%	1.28%	1.08%	2.11%	1.25%
Adjusted return on assets (m) / (p)	1.25%	1.35%	1.33%	1.21%	1.34%
Return on average common equity (f) / [(g) + (h)]	14.2%	10.7%	9.1%	19.6%	11.8%
Adjusted return on average common equity (n) / [(g) + (h)]	10.1%	11.3%	11.3%	11.1%	12.7%
Return on average tangible common equity (e) / (i)	18.7%	14.2%	12.3%	23.9%	14.3%
Adjusted return on average tangible common equity (o) / (i)	13.4%	15.0%	15.1%	13.5%	15.4%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	14.8%	16.5%	15.8%	13.5%	14.5%

See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures; [1]Pre-tax items: for all periods assume a 23% tax rate, except for 1Q19 non-deductible merger-related items

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Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	December 2019	September 2019	June 2019	March 2019	December 2018
Average interest-earning assets (a)	**$149,312**	**$148,854**	**$148,790**	**$134,463**	**$131,072**
Net interest income (U.S. GAAP) (b)	$1,228	$1,242	$1,245	$1,082	$1,081
Add: Taxable equivalent adjustment	4	4	5	4	4
Net interest income (FTE) (c)	**$1,232**	**$1,246**	**$1,250**	**$1,086**	**$1,085**
Less: Net interest income impact from purchase accounting accretion	18	28	18	1	-
Adjusted net interest income (d)	**$1,214**	**$1,218**	**$1,232**	**$1,085**	**$1,085**
Net interest income (FTE) (annualized) (e)	**$4,888**	**$4,943**	**$5,014**	**$4,404**	**$4,305**
Adjusted net interest income (FTE) (annualized) (f)	**$4,816**	**$4,832**	**$4,942**	**$4,400**	**$4,305**
Noninterest income (U.S. GAAP) (g)	**$1,035**	**$740**	**$660**	**$1,101**	**$575**
Valuation of Visa total return swap	44	11	22	31	(7)
GreenSky securities losses (gains)	-	-	-	(9)	21
Merger-related branch network charge	-	-	-	13	-
Gain on sale of Vantiv/Worldpay shares	(345)	-	-	(562)	-
Adjusted noninterest income (h)	**$734**	**$751**	**$682**	**$574**	**$589**
Add: Securities (gains)/losses	(10)	(5)	(8)	(7)	11
Adjusted noninterest income, (excl. securities (gains)/losses)	**$724**	**$746**	**$674**	**$567**	**$600**
Noninterest expense (U.S. GAAP) (i)	**$1,160**	**$1,159**	**$1,243**	**$1,097**	**$975**
Contribution for Fifth Third Foundation	(20)	-	-	-	-
Merger-related expense	(9)	(28)	(109)	(76)	(27)
Adjusted noninterest expense	**$1,131**	**$1,131**	**$1,134**	**$1,021**	**$948**
Less: Intangible amortization	14	14	14	3	1
Adjusted noninterest expense excl. intangible amortization expense (j)	**$1,117**	**$1,117**	**$1,120**	**$1,018**	**$947**
Metrics:					
Pre-provision net revenue [(c) + (g) - (i)]	**1,107**	**827**	**667**	**1,090**	**685**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**831**	**852**	**794**	**641**	**727**
Net interest margin (FTE) (e) / (a)	**3.27%**	**3.32%**	**3.37%**	**3.28%**	**3.29%**
Adjusted net interest margin (FTE) (f) / (a)	**3.22%**	**3.25%**	**3.32%**	**3.28%**	**3.29%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**51.2%**	**58.4%**	**65.1%**	**50.2%**	**58.7%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**57.3%**	**56.7%**	**58.5%**	**61.4%**	**56.6%**

See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures

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© Fifth Third Bancorp | All Rights Reserved